CERTIFICATION

I, Ronald Jordan, certify that:

1. I have reviewed this Amendment No. 1 on Form 10-K/A to the annual report on Form 10-K for the year ended December 31, 2021 of FedNat Holding Company; and

2.     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

3. [Omitted]

4. [Omitted]

5. [Omitted]

Date: May 2, 2022

/s/ Ronald A. Jordan
Ronald A. Jordan
Chief Financial Officer (Principal Financial Officer)